As Filed With the Securities and Exchange Commission on May 29, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hibbett Sports, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8159608
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2700 Milan Court
Birmingham, AL 35211
(Address of Principal Executive Offices) (Zip Code)

Hibbett Sports, Inc. Amended and Restated 2015 Equity Incentive Plan
(Full title of the plan)

Michael E. Longo
President and Chief Executive Officer
Hibbett Sports, Inc.
2700 Milan Court
Birmingham, Alabama 35211
(205) 942-4292
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Ryan D. Thomas, Esq.
Jay H. Knight, Esq.
Bass, Berry & Sims, PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐       Accelerated filer   ☒
Non-accelerated filer ☐       Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE(1)

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	1,500,000	$18.16	$26,240,000.00	$3,535.75

1.This Registration Statement on Form S-8 (this “Registration Statement”) covers 1,500,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Hibbett Sports, Inc., a Delaware corporation (the “Registrant”), available for issuance pursuant to awards under the Hibbett Sports, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable pursuant to awards under the Amended Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.
2.Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of shares of the Common Stock on the Nasdaq Global Select Market on May 21, 2020.
3.Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of the additional securities available for issuance under the Amended Plan.

EXPLANATORY NOTE

The Registrant’s Board of Directors approved the Amended Plan on March 18, 2020, subject to approval by the Registrant’s stockholders at the Registrant’s 2020 annual meeting of stockholders (the “Annual Meeting”). The Registrant’s stockholders approved the Amended Plan at the Annual Meeting. This Registration Statement is being filed for the purpose of registering an additional 1,500,000 shares of Common Stock that may be issued under the Amended Plan.

The Registrant previously registered Common Stock under the Hibbett Sports, Inc. 2015 Equity Incentive Plan pursuant to that certain Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2015 (Registration No. 333-204896) (the “Previous Registration Statement”). As permitted by General Instruction E of Form S-8, the contents of the Previous Registration Statement, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the Commission on April 16, 2020, as amended on Form 10-K/A, filed with the Commission on April 17, 2020 (including portions of the Registrant’s Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders that are specifically incorporated therein by reference);

b.The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 13, 2020, March 31, 2020 and April 27, 2020 (other than information furnished in such filings pursuant to Item 7.01 or Item 9.01); and

c.The description of the Registrant’s Common Stock as set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on April 16, 2020.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, information deemed “furnished” but not “filed” under Items 2.02 or 7.01 of the Company’s Current Reports on Form 8-K, including any related exhibits expressly designated therein, will not be deemed incorporated by reference into this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and judicial approval is required prior to indemnification if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred in connection with such defense.

The Bylaws of the Registrant provide that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Delaware law. The right to indemnification conferred by the Registrant’s Bylaws also includes the right to be paid by the Registrant the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. In addition, the Registrant may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Registrant to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on May 31, 2012).
3.2	Bylaws of the Registrant, as amended (previously filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on May 28, 2019).
4.3	Form of Common Stock Certificate (previously filed as Exhibit 99.1 to the Current Report on Form 8-K, filed on September 26, 2007).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page of this Registration Statement)
99.1*	Hibbett Sports, Inc. Amended and Restated 2015 Equity Incentive Plan
* filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 29th day of May, 2020.

HIBBETT SPORTS, INC.

By:	/s/ Michael E. Longo
Michael E. Longo
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Benck and Elaine V. Rodgers, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned further grants unto such attorneys-in-fact, and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he or she might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Longo	President, Chief Executive Officer and Director	May 29, 2020
Michael E. Longo	(Principal Executive Officer)

/s/ Robert J. Volke	Senior Vice President and Chief Financial Officer	May 29, 2020
Robert J. Volke	(Principal Financial and Accounting Officer)

/s/ Anthony F. Crudele	Chairman of the Board	May 29, 2020
Anthony F. Crudele

/s/ Jane F. Aggers	Director	May 29, 2020
Jane F. Aggers

/s/ Karen S. Etzkorn	Director	May 29, 2020
Karen S. Etzkorn

/s/ Terry G. Finley	Director	May 29, 2020
Terry G. Finley

/s/ Dorlisa K. Flur	Director	May 29, 2020
Dorlisa K. Flur

/s/ James A. Hilt	Director	May 29, 2020
James A. Hilt

/s/ Jamere Jackson	Director	May 28, 2020
Jamere Jackson

/s/ Lorna E. Nagler	Director	May 29, 2020
Lorna E. Nagler

/s/ Alton E. Yother	Director	May 29, 2020
Alton E. Yother